SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                  ----------------------------------

                                FORM 8-K

                            CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


                           April 26, 2004
                   ----------------------------------
                    (Date of earliest event report)


                        WEYERHAEUSER COMPANY
            (Exact name of registrant as specified in charter)

               Washington            1-4825            91-0470860
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            (State or other       (Commission        (IRS Employer
            jurisdiction of       File Number)       Identification
            incorporation or                             Number)
              organization)


                       Federal Way, Washington 98063-9777
                    (Address of principal executive offices)
                                   (zip code)

             Registrant's telephone number, including area code:
                                (253) 924-2345

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TABLE OF CONTENTS

Item 9.  Regulation FD Disclosure
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   SIGNATURES
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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C., 20549

Item 9.  Regulation FD Disclosure

On April 26, 2004, Weyerhaeuser Company a press release stating the following:

FEDERAL WAY, Wash. - Weyerhaeuser Company (NYSE: WY) today announced that it plans to offer 14.5 million of its common shares in a public offering. Weyerhaeuser expects to use the net proceeds from the offering to retire a portion of its outstanding debt during the twelve month period following the closing of the offering.

Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc. will serve as joint book-running managers of the offering. Copies of the preliminary prospectus supplement, when available, may be obtained from Morgan Stanley & Co. Incorporated, Prospectus Department, 1585 Broadway, New York, New York, 10036, or from J.P. Morgan Securities Inc., Prospectus Department, One Chase Manhattan Plaza, Floor 5b, New York, New York, 10081.

A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission and has become effective. This news release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Weyerhaeuser Company, one of the worlds largest integrated forest products companies, was incorporated in 1900. In 2003, sales were $19.9 billion. It has offices or operations in 18 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities.

                                    # # #

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        WEYERHAEUSER COMPANY
                             By         /s/ Steven J. Hillyard
                             Its:	    Vice President and
                                        Chief Accounting Officer


Date:  April 26, 2004

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